LASALLE BANK N.A.
                                                     135 South LaSalle Street
                                                     Suite 1625
                                                     Chicago, IL  60603

                                                     GLOBAL SECURITIES AND TRUST
                                                                        SERVICES





        REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA



LaSalle Bank National Association ("LaSalle") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of
Item 1122 of Regulation AB (17 C.F.R., 229.1122(d)), as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include mortgage-backed securities transactions for which LaSalle, as trustee, paying agent, or custodian, performed servicing activities, which transactions were initially closed on or after January 1, 2006, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform"). LaSalle used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria for the Reporting Period with respect to the Platform. The criteria listed in the column titled "Servicing Criteria Inapplicable to LaSalle Bank National Association (as trustee, paying agent, or custodian)" on Appendix A hereto are inapplicable to LaSalle based on the activities it performs in its role as trustee, paying agent, or custodian with respect to the Platform.

Except as identified on Appendix B hereto, LaSalle has complied, in all material respects, with the applicable servicing criteria identified in Appendix A hereto for the Reporting Period with respect to the Platform taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm has issued an attestation report on LaSalle's compliance with the applicable servicing criteria for the Reporting Period.

 February 29, 2008
                                    LaSalle Bank National Association

                                    By: /s/ Barbara L. Marik
                                    Name:   Barbara L. Marik
                                    Title:  Senior Vice President


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                                               Appendix A

                                                                                                              Servicing
                                                                                      Servicing Criteria       Criteria
                                                                                          Applicable to    Inapplicable to
                                                                                          LaSalle Bank       LaSalle Bank
 Reg AB Reference                                                                           National           National
                                                                                         Association (as   Association ( as
                                           Servicing Criteria                            trustee, paying   trustee, paying
                                                                                           agent, or         agent, or
                                                                                           custodian)         custodian)

                                    General Servicing Considerations

  1122(d)(1)(i)   Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the
                  transaction agreements.                                                       X

  1122(d)(1)(ii)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third
                  party's performance and compliance with such servicing activities.            X(1)

 1122(d)(1)(iii)  Any requirements in the transaction agreements to maintain a back-up                            X
                  servicer for the Pool Assets are maintained.

  1122(d)(1)(iv)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise
                  in accordance with the terms of the transaction agreements.                   X

                                   Cash Collection and Administration

  1122(d)(2)(i)   Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days
                  specified in the transaction agreements.                                      X

  1122(d)(2)(ii)  Disbursements made via wire transfer on behalf of an obligor or to
                  an investor are made only by authorized personnel.                            X

 1122(d)(2)(iii)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such
                  advances, are made, reviewed and approved as specified in the                 X(2)
                  transaction agreements.

  1122(d)(2)(iv)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over
                  collateralization, are separately maintained (e.g., with respect to           X
                  commingling of cash) as set forth in the transaction agreements.

  1122(d)(2)(v)   Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.
                  For purposes of this criterion, "federally insured depository
                  institution" with respect to a foreign financial institution means a          X
                  foreign financial institution that meets the requirements of Rule
                  13k-1(b)(1) of the Securities Exchange Act.

  1122(d)(2)(vi)  Unissued checks are safeguarded so as to prevent unauthorized                 X
                  access.

 1122(d)(2)(vii)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A)
                  mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days
                  specified in the transaction agreements; (C) reviewed and approved            X
                  by someone other than the person who prepared the reconciliation;
                  and (D) contain explanations for reconciling items. These
                  reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.


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                                                                                                             Servicing
                                                                                      Servicing Criteria       Criteria
                                                                                          Applicable to    Inapplicable to
                                                                                          LaSalle Bank       LaSalle Bank
 Reg AB Reference                                                                           National           National
                                                                                         Association (as   Association ( as
                                           Servicing Criteria                            trustee, paying   trustee, paying
                                                                                           agent, or         agent, or
                                                                                           custodian)         custodian)

                                   Investor Remittances and Reporting

  1122(d)(3)(i)   Reports to investors, including those to be filed with the
                  Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as
                  required by its rules and regulations; and (D) agree with investors'          X
                  or the indenture trustee's records as to the total unpaid principal balance and number of Pool Assets serviced by the related Servicer.

  1122(d)(3)(ii)  Amounts due to investors are allocated and remitted in accordance
                  with timeframes, distribution priority and other terms set forth in           X
                  the transaction agreements.

 1122(d)(3)(iii)  Disbursements made to an investor are posted within two business
                  days to the related Servicer's investor records, or such other                X
                  number of days specified in the transaction agreements.

  1122(d)(3)(iv)  Amounts remitted to investors per the investor reports agree with
                  cancelled checks, or other form of payment, or custodial bank                 X
                  statements.
                                        Pool Asset Administration
  1122(d)(4)(i)   Collateral or security on pool assets is maintained as required by            X
                  the transaction agreements or related pool asset documents.

  1122(d)(4)(ii)  Pool assets and related documents are safeguarded as required by the          X
                  transaction agreements

 1122(d)(4)(iii)  Any additions, removals or substitutions to the asset pool are made,
                  reviewed and approved in accordance with any conditions or                    X
                  requirements in the transaction agreements.

  1122(d)(4)(iv)  Payments on pool assets, including any payoffs, made in accordance                              X
                  with the related pool asset documents are posted to the related
                  Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

  1122(d)(4)(v)   The related Servicer's records regarding the pool assets agree with                             X
                  the related Servicer's records with respect to an obligor's unpaid principal balance.

  1122(d)(4)(vi)  Changes with respect to the terms or status of an obligor's pool                                X
                  assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

 1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g., forbearance plans,                                   X
                  modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

 1122(d)(4)(viii) Records documenting collection efforts are maintained during the                                X
                  period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).


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                                                                                                             Servicing
                                                                                      Servicing Criteria       Criteria
                                                                                          Applicable to    Inapplicable to
                                                                                          LaSalle Bank       LaSalle Bank
 Reg AB Reference                                                                           National           National
                                                                                         Association (as   Association ( as
                                           Servicing Criteria                            trustee, paying   trustee, paying
                                                                                           agent, or         agent, or
                                                                                           custodian)         custodian)

  1122(d)(4)(ix)  Adjustments to interest rates or rates of return for pool assets                                X
                  with variable rates are computed based on the related pool asset documents.

  1122(d)(4)(x)   Regarding any funds held in trust for an obligor (such as escrow                                X
                  accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

  1122(d)(4)(xi)  Payments made on behalf of an obligor (such as tax or insurance                                 X
                  payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

 1122(d)(4)(xii)  Any late payment penalties in connection with any payment to be made                            X
                  on behalf of an obligor are paid from the related Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

 1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two                                X
                  business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                  agreements.

 1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized                            X
                  and recorded in accordance with the transaction agreements.

  1122(d)(4)(xv)  Any external enhancement or other support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained           X
                  as set forth in the transaction agreements.

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(1) No material servicing activities were outsourced to third parties during the
Reporting Period.

(2) No advances were made during the Reporting Period.


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                                   Appendix B

                 Material Instances of Noncompliance by LaSalle

1122(d)(3)(i)(A) and (B) - During the Reporting Period, certain monthly investor or remittance reports were not prepared in accordance with the terms set forth in the transaction agreements and certain investor reports did not provide the information calculated in accordance with the terms specified in the transaction agreements for which certain individual errors may or may not have been material.


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